Exhibit 99.1

Ariba Names Harriet Edelman to Board of Directors

Former Avon Products CIO to help advance company’s technology vision, strategy and leadership position

SUNNYVALE, Calif. — July 31, 2008 – Ariba, Inc. (Nasdaq: ARBA), the leading spend management solutions provider, today announced the appointment of Harriet Edelman to its board of directors.

“Having a strong board of directors with a diverse range of experience has always been a priority for Ariba,” said Bob Calderoni, Chairman and CEO, Ariba. “Harriet has a keen understanding of technology strategy, marketing and supply chain management which will prove invaluable as we continue to expand our business globally to meet our long-term growth objectives.”

During a career that spanned more than 25 years at Avon Products, Inc., Edelman served in key leadership positions, including her most recent post as Senior Vice President and Chief Information Officer responsible for Avon’s information technology strategy and global operations. Previously, she held executive roles in marketing, supply chain management, sales, customer service, planning and information technology, with domestic and international responsibilities.

“I’m very pleased to be joining Ariba’s board of directors at such an exciting time in the company’s evolution,” Edelman said. “Ariba has successfully transformed its business model and assumed the leadership position in the spend management space. I look forward to leveraging my experience in driving global technology strategies and organizations to help the company accomplish its growth targets.

Edelman holds a master’s of business administration from Fordham University’s Graduate School of Business and a bachelor’s degree from Bucknell University. In addition to Ariba, she also serves on the board of directors of Brinker International, Inc., one of the world’s leading casual dining restaurant companies and Cryptek, a provider of secure information sharing and emanation security products.

Ariba, Inc.

Ariba, Inc. is the leading provider of spend management solutions to help companies realize rapid and sustainable bottom line results. Companies around the world in every industry use Ariba Spend Management™ software and services. Ariba can be contacted in the U.S. at 1.650.390.1000 or at www.ariba.com.

Copyright © 1996 – 2008 Ariba, Inc.

Ariba, the Ariba logo, AribaLIVE and SupplyWatch are registered trademarks of Ariba, Inc. Ariba Spend Management, Ariba Spend Management. Find it. Get it. Keep it., Ariba. This is Spend Management, Ariba Solutions Delivery, Ariba Analysis, Ariba Buyer, Ariba Category Management, Ariba Category Procurement, Ariba Contract Compliance, Ariba Contracts, Ariba Contract Management, Ariba Contract Workbench, Ariba Data Enrichment, Ariba eForms, Ariba Electronic Invoice Presentment and Payment, Ariba Invoice, Ariba Sourcing, Ariba Spend Visibility, Ariba Travel and Expense, Ariba Procure-to-Pay, Ariba Workforce, Ariba

Supplier Network, Ariba Supplier Connectivity, Ariba Supplier Performance Management, Ariba PunchOut, Ariba QuickSource, PO-Flip, Ariba Settlement, Ariba Spend Management Knowledge Base, Ariba Ready, Ariba Supply Lines, Ariba Supply Manager, Ariba LIVE and It’s Time for Spend Management are trademarks or service marks of Ariba, Inc. All other trademarks are property of their respective owners.

Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba’s operating and financial results to differ materially from current expectations include, but are not limited to: delays in development or shipment of new versions of Ariba’s products and services; lack of market acceptance of Ariba’s existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the ability to attract and retain qualified employees; difficulties in assimilating acquired companies, long and unpredictable sales cycles and the deferrals of anticipated orders; declining economic conditions, including the impact of a recession; inability to control costs; changes in the company’s pricing or compensation policies; significant fluctuations in our stock price; the outcome of and costs associated with pending or potential future regulatory or legal proceedings; the impact of our acquisitions, including the disruption or loss of customer, business partner, supplier or employee relationships; and the level of costs and expenses incurred by Ariba as a result of such transactions. Factors and risks associated with its business, including a number of the factors and risks described above, are discussed in Ariba’s Form 10-Q filed with the SEC on May 7, 2008.

Investor Contact:

John Duncan

Ariba, Inc.

(650) 390-1200

Investor@ariba.com

Media Contact:

Karen Master

Ariba, Inc.

(412) 297-8177

kmaster@ariba.com

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